UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 15, 2017

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02              Results of Operations and Financial Condition.

Hanger, Inc. (the “Company”) has previously reported in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2015, March 23, 2015, June 9, 2015, September 21, 2015, November 12, 2015, February 26, 2016, May 10, 2016, August 1, 2016 and November 17, 2016  (the “Prior Form 8-Ks”) that the Company will be restating certain previously filed financial statements and related financial data as a result of various accounting issues, material weaknesses in its internal control over financial reporting and related matters. The Company has not yet filed financial statements and certain related financial data for the third quarter of 2014, the full year ended December 31, 2014, the first, second and third quarters of 2015, the full year ended December 31, 2015, the first, second and third quarters of 2016 and the full year ended December 31, 2016. As previously disclosed in the Prior Form 8-Ks, due to the Company’s ongoing remediation of its financial accounting and reporting processes, the existence of material weaknesses and its preparation of restated financial statements, certain of Company’s filings will be further delayed for an extended period of time.

The Company is currently working to complete its accounting processes and prepare its restated financial statements for 2012 and 2013 as well as its 2014 financial statements.  In particular, the Company is currently finalizing its accounting and providing audit support related to its provision for income taxes for the periods encompassed in its pending Annual Report on Form 10-K for the year ended December 31, 2014.  Due to the existence of the material weaknesses and the findings of the previously disclosed Audit Committee investigation, the Company found it necessary to undertake the comprehensive substantiation of its historical results. These efforts, combined with the time necessary to research, document and review the application of its accounting policies, has caused ongoing delays in the completion of its Annual Report on Form 10-K for the year ended December 31, 2014.  Recently, these delays have related primarily to issues the Company has encountered in its historical tax accounting.  Absent the discovery of any currently unforeseen issues or events, particularly with respect to its completion of the accounting for the provisions for income taxes, the Company currently believes it will complete and file its Annual Report on Form 10-K for the year ended December 31, 2014 early in the second quarter.

Separately, the Company has begun the preparation of its 2015 and 2016 financial statements and certain related financial data, and is currently in the process of commencing the audit process for those years.   The Company believes its prior reconstruction, reconciliation and correction of the accounting records and ledgers supporting the preparation of its restated consolidated financial statements, along with documentation of certain accounting policies, will reduce the cost and timetable necessary for the completion of its 2015 and 2016 financial accounting and reporting processes compared to the 2012, 2013 and 2014 years encompassed in the pending Annual Report on Form 10-K for the year ended December 31, 2014.  Nevertheless, due to the existing material weaknesses in its key controls, it will be necessary for the Company to prepare and undertake substantive testing and validation of its financial accounting, and these activities will cause the timetable for the completion of its 2015 and 2016 financial statements to be longer than normally expected.   Accordingly, the Company intends to prepare and complete its consolidated financial statements for 2015 and 2016, and file its Annual Report on Form 10-K for the year ended December 31, 2016 containing those financial statements, as expeditiously as possible, but cannot estimate the ultimate date of completion of those financial statements and filing of the Annual Report on Form 10-K at this time.

Cash Flow Data

Due to the continuing activities described above, the Company is not yet able to provide preliminary balance sheet or income statement data for the financial periods for which it has not yet provided financial statements or reports. The Company believes, however, that it has sufficient information from which to provide the following preliminary estimates of certain cash flow data for the periods set forth below.

The preliminary estimated amounts provided below are based on information currently available, which the Company believes is reasonable. However, the amounts remain subject to material change at such time as the Company files its financial statements and reports covering the periods set forth below, and there can be no assurance that these numbers will remain as disclosed herein in the financial statements and reports that the Company files with the SEC.  Such changes, if they occur, may include re-classification of amounts between cash flow statement line items.

SUMMARY CASH FLOW INFORMATION

ESTIMATED AMOUNTS

SUBJECT TO FURTHER REVIEW AND MATERIAL CHANGE

(In Millions of Dollars; Unaudited)

	For the year ended December 31, 2016	For the year ended December 31, 2015

Net cash provided by operating activities	$71	$56

Acquisitions	—	(10)
Purchase of property, plant and equipment, and other	(18)	(29)
Net cash used in investing activities	(18)	(39)

Net cash (used in) / provided by financing activities	(103)	27

(Decrease) Increase in cash and cash equivalents	(50)	44
Cash and cash equivalents, at beginning of period	56	12
Cash and cash equivalents, at end of period	$6	$56

Other disclosures:
Cash interest paid	$43	$28
Net cash taxes (refunds received) / paid	(34)	18
Certain cash payments to 3rd party professional firms (as described below)	48	26

Non-cash financing and investing activities:
Issuance of seller notes in connection with acquisitions	$—	$5
Capital lease obligations	(3)	1

The “Other disclosures” information provided in the table above reflects items that are inherently included as deductions within the net cash numbers provided on the “Net cash provided by operating activities” line item.

“Certain cash payments to 3rd party professional firms” reflect amounts paid to third party professional firms in connection with the identification and remediation of the Company’s accounting issues, and the preparation and audit of its annual financial statements, in excess of the expenses historically incurred in connection with the Company’s annual financial statement preparation and audit activities. Disclosure of these expenditures has been provided to assist in the explanation of changes in the Company’s cash flow trends between the comparative periods disclosed in the table. Cash payments differ in timing from the Company’s recognition of expenses in that certain of these professional expenses incurred in connection with the 2014 audit but paid during 2015 and 2016 will be recognized in the year ended December 31, 2014. The Company currently estimates that expenses in excess of historically incurred amounts will be approximately $36.0 million for 2014, $23.1 million for 2015 and $36.5 million for 2016, for a total of $95.6 million for the three years, of which $75.7 million has been paid through December 31, 2016. The Company considers its historically incurred amounts to have been approximately $2.0 million a year, for a total of $38.0 million in total expenses in 2014, $25.1 million in 2015 and $38.5 million in 2016, and a total of $101.6 million for the three years.  Amounts relating to these fees that have been incurred but not yet paid and reflected in the above table will be paid in future periods. These estimated amounts may increase depending on the nature of the activities and time necessary for the Company (with the assistance of its third party professional firms) and its auditors to comply with their respective financial accounting and auditing requirements.

During the third quarter of 2016, the Company received federal income tax refunds totaling approximately $35.0 million.  The Company also benefited from improvements in collections and a reduction in its accounts receivable balances during 2016.   These items had the effect of increasing the Company’s operating cash flows during 2016 as compared to the prior year period.   The increase in operating cash flow presented above should therefore not be considered reflective of any commensurate growth or improvement in the Company’s underlying operating results.

The Company paid $6.1 million in fees in 2015, and paid $10.4 million in fees in 2016, to the holders of its debt to obtain the consent to modifications to the underlying debt instruments. Included in these amounts, the Company paid $1.7 million in 2015 and $4.1 million in 2016 to obtain amendments and waivers to the Credit Agreement, dated as of June 17, 2013 among the Company, the lenders from time to time party thereto and Bank of America, N.A. (the “Credit Agreement”).  The remaining $4.4 million of fees paid in 2015 and $6.3 million in fees paid 2016 relate to the Fourth and Fifth Supplemental Indentures to the Indenture (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as Trustee, pursuant to which the Company had issued $200 million in aggregate principal amount of Senior Notes due 2018 (the “Notes”).  The Company redeemed the Notes and the Indenture was satisfied and discharged in August 2016.   In addition to fees paid to holders of its debt, the Company also paid legal and professional fees in connection with these amendments and waivers of $1.7 million in 2015 and $8.0 million in 2016.

Liquidity

As discussed in a Current Report on Form 8-K filed on August 1, 2016, the Company entered into the Fifth Amendment and Waiver, effective as of August 1, 2016 (the “Fifth Amendment and Waiver”), with respect to the Credit Agreement, which waives defaults and events of default under the Credit Agreement and also modifies certain of the terms and covenants contained in the Credit Agreement, including by increasing the applicable interest rates, with some of the modifications terminating at such time as the Company meets various conditions.  The Fifth Amendment and Waiver also provides that the failure by the Company to deliver the Required Financial Information (as defined in the Fifth Amendment and Waiver) to the agent for the Credit Agreement on or before August 15, 2017 shall be an additional event of default under the Credit Agreement.  The Required Financial Information includes, among other things, the Company’s audited consolidated financial statements and related footnotes for 2014, 2015 and 2016.  The Company also entered into the new credit agreement (the “Term B Credit Agreement”) by and among the Company, the various lenders party thereto and Wilmington Trust, National Association, as administrative agent, which provides for a $280 million senior unsecured term loan facility under which all outstanding principal is due at maturity on August 1, 2019 and all borrowings bear interest at a fixed rate per annum equal to 11.50% payable quarterly in arrears.

Also as discussed in a Form 8-K filed on August 1, 2016, the Company issued a notice of redemption to the holders of all of the Notes pursuant to the terms of the Indenture.  The Company redeemed the Notes and the Indenture was satisfied and discharged in August 2016.  As a result of this redemption and defeasance, there are no Notes outstanding and the Indenture is no longer effective.

If the Company fails to comply with the terms of its Credit Agreement as amended by the Fifth Amendment and Waiver or the terms of its Term B Credit Agreement, or is unsuccessful at further amending or waiving the Credit Agreement when the existing amendments and waivers expire (if such further amendment and waivers become necessary), then the Company may be subject to numerous penalties, including but not limited to the acceleration of all of its debt outstanding pursuant to the Credit Agreement and the Term B Credit Agreement.  In the event that the debt were to be accelerated, then the Company may need to seek alternative financing to satisfy its obligations.  This alternative financing may not be available to the Company on terms that are favorable to it, or at all.

The Company currently believes that cash generated from operations, together with other available sources of liquidity, including borrowings that may be available under its Credit Agreement, will be sufficient for at least the next twelve months to fund anticipated capital expenditures, make required routine payments of principal and interest on debt as such payments become due, and pay the additional third party expenses that the Company continues to incur as a result of the ongoing work relating to the filing of its financial statements. A table setting forth the Company’s outstanding indebtedness as of December 31, 2016, is included below.

At December 31, 2016, the Company had $6.0 million in cash and cash equivalents and $94.9 million in undrawn capacity available to it under the $118.3 million Aggregate Revolving Commitment under its Credit Agreement.

For covenant purposes, the Company defines liquidity under the Credit Agreement as being comprised of cash and cash equivalents available to it in its bank accounts, which differs from the Company’s financial statement presentation of liquidity in that it does not reflect reduction for un-cleared checks and related items, which amounted to $11.8 million as of December 31, 2016.  As of December 31, 2016, the Company had $17.8 million in cash and financial instruments available to it in its bank accounts, which when coupled with the $94.9 million in available undrawn capacity under the Aggregate Revolving Commitment under the Credit Agreement, provided the Company with liquidity of $112.7 million for the purposes of the Credit Agreement.

Table of Debt

Amounts are preliminary and subject to material change

(In millions; Unaudited)

As of December 31, 2016

Term Loan under Existing Credit Facility	$178
Term B Credit Agreement	275
Subordinated Seller Notes, non-collateralized, net of unamortized discount and principal	11
Capital Leases, including Build to Suit	18
Total debt	482
Cash and cash equivalents	6
Total Debt, less Cash and cash equivalents	$476

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data or other corporate actions. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended June 30, 2014 as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015, each as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: March 15, 2017